[ING FUNDS LOGO]                                                 Exhibit (h)(17)

            FORM OF AMENDED AND RESTATED EXHIBIT A - AGENCY AGREEMENT

Nick Horvath
DST Systems, Inc.
333 West 11th St., 5th Floor
Kansas City, Missouri 64105

                                           September 23, 2002

Ladies and Gentlemen:

         Pursuant to the Agency Agreement dated November 30, 2000, as amended, between the Funds (as defined in the Agreement) and DST Systems, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Principal Protection Fund V and ING Real Estate Fund, each a newly established series of ING Equity Trust (collectively, the "New Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund V" and "ING Real Estate Fund" to Exhibit A of the Agreement. In addition, pursuant to the recent merger, ING Asia-Pacific Equity Fund has been deleted from the Amended and Restated Exhibit A.

         Exhibit A has also been amended and restated to reflect the corporate reorganization of certain of the Funds (the "Reorganized Funds") under ING Equity Trust, ING Funds Trust or ING Mutual Funds, with no other change in the Funds for which DST Systems, Inc. provides services under the Agreement. The Amended and Restated Exhibit A is attached hereto.

         Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the New Funds, and the Reorganized Funds under their new parent entities, each as the effective date of the initial registration of each respective Fund, by signing below.

                                           Very sincerely,



                                           Robert S. Naka
                                           Senior Vice President
                                           ING EQUITY TRUST
                                           ING FUNDS TRUST
                                           ING MUTUAL FUNDS

ACCEPTED AND AGREED TO:
DST Systems, Inc.



By:
      ------------------------------

Name:
      ------------------------------

Title:            , Duly Authorized
      ------------------------------


7337 E. Doubletree Ranch Rd.     Tel: 480-477-3000        ING Equity Trust
Scottsdale, AZ 85258-2034        Fax: 480-477-2700         ING Funds Trust
                                 www.ingfunds.com         ING Mutual Funds

                     FORM OF AMENDED AND RESTATED EXHIBIT A
                               WITH RESPECT TO THE
                                AGENCY AGREEMENT

                                     BETWEEN
                                    THE FUNDS
                                       AND
                                DST SYSTEMS, INC.

                          EFFECTIVE SEPTEMBER 23, 2002



                                                        TYPE OF               STATE OF            TAXPAYER
                TAXPAYER/FUND NAME                   ORGANIZATION           ORGANIZATION          I.D. NO.
                ------------------                   ------------           ------------          --------
ING CORPORATE LEADERS TRUST FUND                     Trust                  New York              13-6061925

ING EQUITY TRUST                                     Business Trust         Massachusetts         N/A
   ING Biotechnology Fund                                                                         86-1039031
   ING Convertible Fund                                                                           33-0552461
   ING Equity and Bond Fund                                                                       33-0552418
   ING Financial Services Fund                                                                    95-4020286
   ING Growth Opportunities Fund                                                                  04-2886865
   ING Large Company Value Fund                                                                   22-1644924
   ING LargeCap Growth Fund                                                                       33-0733557
   ING MidCap Opportunities Fund                                                                  06-1522344
   ING MidCap Value Fund                                                                          86-1048451
   ING Principal Protection Fund                                                                  86-1033467
   ING Principal Protection Fund II                                                               86-1039030
   ING Principal Protection Fund III                                                              86-1049217
   ING Principal Protection Fund IV                                                               82-0540557
   ING Principal Protection Fund V*                                                               27-0019774
   ING Real Estate Fund*                                                                          43-1969240
   ING Research Enhanced Index Fund                                                               06-1533751
   ING SmallCap Opportunities Fund                                                                04-2886856
   ING SmallCap Value Fund                                                                        86-1048453
   ING Tax Efficient Equity Fund                                                                  23-2978988

ING FUNDS TRUST                                      Business Trust         Delaware              N/A
   ING Classic Money Market Fund                                                                  23-2978935
   ING European Equity Fund                                                                       23-2978987
   ING GNMA Income Fund                                                                           22-2013958
   ING High Yield Bond Fund                                                                       23-2978938
   ING High Yield Opportunity Fund                                                                33-0715888
   ING Intermediate Bond Fund                                                                     52-2125227


* This Amended and Restated Schedule A to the Amended and Restated Agency Agreement will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.



                                                        TYPE OF               STATE OF            TAXPAYER
                TAXPAYER/FUND NAME                   ORGANIZATION           ORGANIZATION          I.D. NO.
                ------------------                   ------------           ------------          --------
ING FUNDS TRUST (CONTINUED)
   ING Lexington Money Market Trust                                                               13-6766350
   ING Money Market Fund                                                                          86-0955273
   ING National Tax-Exempt Bond Fund                                                              23-2978941
   ING Strategic Bond Fund                                                                        33-6170208

ING INVESTMENT FUNDS, INC.                           Corporation            Maryland              N/A
   ING MagnaCap Fund                                                                              22-1891924

ING MAYFLOWER TRUST                                  Business Trust         Massachusetts         N/A
   ING Growth + Value Fund                                                                        06-1465531
   ING International Value Fund                                                                   06-1472910

ING MUTUAL FUNDS                                     Business Trust         Delaware              N/A
   ING Emerging Countries Fund                                                                    33-0635177
   ING Global Real Estate Fund                                                                    86-1028620
   ING Global Technology Fund                                                                     23-2978990
   ING International Fund                                                                         22-3278095
   ING International SmallCap Growth Fund                                                         33-0591838
   ING Precious Metals Fund                                                                       13-2855309
   ING Russia Fund                                                                                22-3430284
   ING Worldwide Growth Fund                                                                      33-0552475

ING PRIME RATE TRUST                                 Business Trust         Massachusetts         95-6874587

ING SENIOR INCOME FUND                               Business Trust         Delaware              86-1011668

ING VARIABLE INSURANCE TRUST                         Business Trust         Delaware              N/A
   ING VP Global Technology Portfolio                                                             86-1037242
   ING VP High Yield Bond Portfolio                                                               86-1037244
   ING VP Worldwide Growth Portfolio                                                              25-6705433

ING VARIABLE PRODUCTS TRUST                          Business Trust         Massachusetts         N/A
   ING VP Convertible Portfolio                                                                   86-1028318
   ING VP Emerging Countries Portfolio                                                            86-1028317
   ING VP Financial Services Portfolio                                                            86-1028316
   ING VP Growth + Value Portfolio                                                                06-6396994
   ING VP Growth Opportunities Portfolio                                                          06-6493759
   ING VP High Yield Bond Portfolio                                                               06-6396995
   ING VP International Portfolio                                                                 86-1028314
   ING VP International SmallCap Growth Portfolio                                                 86-1028313




                                                        TYPE OF               STATE OF            TAXPAYER
                TAXPAYER/FUND NAME                   ORGANIZATION           ORGANIZATION          I.D. NO.
                ------------------                   ------------           ------------          --------
ING VARIABLE PRODUCTS TRUST (CONTINUED)
   ING VP International Value Portfolio                                                           06-6453493
   ING VP Large Company Value Portfolio                                                           86-1028315
   ING VP LargeCap Growth Portfolio                                                               86-1028309
   ING VP MagnaCap Portfolio                                                                      06-6493762
   ING VP MidCap Opportunities Portfolio                                                          06-6493760
   ING VP Research Enhanced Index Portfolio                                                       06-6397003
   ING VP SmallCap Opportunities Portfolio                                                        06-6397002

ING VP EMERGING MARKETS FUND, INC.                   Corporation            Maryland              06-1287459

ING VP NATURAL RESOURCES TRUST                       Business Trust         Massachusetts         22-2932678




Last Approved: 8/20/02